Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-157535 and No. 333-202727) pertaining to the Leggett & Platt, Incorporated Stock Bonus Plan of our report dated June 19, 2015, on our audit of the financial statements and financial statement schedules of the Leggett & Platt, Incorporated Stock Bonus Plan as of and for the years ended December 31, 2014 and 2013, which report is included in this Annual Report (Form 11-K).
BKD, LLP
/s/ BKD, LLP
Springfield, Missouri
June 19, 2015